Exhibit 10.15

Labor Contract

Is made and entered by and between

Party A: Dalian Tongda Equipment Technology Development Co., Ltd. as the employer; and

Party B: ________________ as the employee

Prepared by Labor and Social Security Department of Dalian City

In accordance with the Labor Law of People’s Republic of China, the Labor Contract Law of People’s Republic of China and relevant laws and regulations, Parties hereto, on the basis of equality, willfulness, fair and honesty, agree as follows:

Part I Basic Information of Two Parties
Article 1
Name of Party A (Employer): Dalian Tongda Equipment Technology Development Co., Ltd.
Name of Legal Representative, Incumbent or Agent: Mr. Wang Yukai
Type of Incorporation: Corporate   Type of Organization Form: Limited Liabilities
Organization Code of Certificate of PRC: 66881731

Article 2
Name of Party B (Employee): _____________ Gender: ______
Type of Household Registration (Agriculture or Non-Agriculture): Non-Agriculture
Code of Identity Card: __________________ or the Name and Number of Other Effective Identity Card: NA
Registered Domicile: ___________________________________________________
Current Domicile: ___________________________________________________
Contact: ___________

Article 3
If there is any change in Party B’s contact or domicile, Party B shall notify Party A in a timely manner.

Part II Term of Contract
Article 4
Both parties hereto mutually agree that the term of contract shall be applied with the first means listed as below:
(I) Fixed Term: As of ______________ ended at ______________, wherein the internship starts as of ________ to _______.
(II) Flexible Term: As of ended at, wherein the internship starts as of ______ to _______.
(III) Limitation of a Project: As of ____ ended at ______.
Part III Job Description and Location
Article 5
Party A shall designate Party B to the position of ________, engaged in ________ (job description) at Dalian (job location). Parties hereto may enter the Job Agreement specifying detailed job descriptions and requirements.

Article 6
Party B shall perform the vocational duties as required with the greatest care, in due time, and in compliance with Party A’s rules and bylaws.

Part IV Working Time and Holidays
Article 7
Party A requires Party B to work in line with the first working schedule listed as below:
(I) Standard Working Hours System: Party B shall work no longer than eight (8) hours, average 40 hours less per week. Party B shall have day-off on ___________________.

(II) Unfixed Working Time System. On the basis of keeping Party B’s physical well-being and heeding Party B’s advices, proper working schedule shall be applied including concentrated work, concentrated rest, rotation work and flexible working time. Additionally, the schedule shall guarantee the Party B’s rights of rest in holidays and vocations and its accomplishment of work.
(III) Working Hours System on a ______ (monthly, quarterly or yearly) basis. In this system, the average daily and weekly working hours shall not exceed the amount specified in the standard working hours system. Prior to practicing the second and third means foresaid, Party A shall report to the Administration of Labors for approvals.

Article 8
Party A shall reasonably arrange Party B’s working hours subject to state regulations and in line with its productive needs. Party A shall guarantee Party B’s rights of rest and vocations on legitimate holidays or for reasons of home visit, marriage, funerals, maternity and paid vocations.

Article 9
Party A shall abide by relevant regulations and forbid forcing or indirectly forcing Party B to overwork. If extra working hours are needed in business, Party A shall consult with Labor Union and Party B if the working hour shall be extended. Normally, the extension shall be no longer than one (1) hour per day. For some special reasons that additional working hours are needed on basis of one-hour extension, Party A shall limit the working time up to three (3) hours per day and thirty six (36) hours monthly, on conditions of ensuring Party B’s physical well-being.

Part V Compensation
Article 10
Party A shall define its compensation system in connection with its operation characteristics and economic benefits. Compensation to Party B’s work shall be calculated on basis of, among others, Party A’s compensation system, Party B’s skills, job strength, working conditions and contributions. The principle “Same Work Same Pay” shall prevail.

Article 11
Party A shall compensate Party B by the____ means listed as below:
(I) Hour-based salary. Party B’s standard salary is_____ RMB/month (or week), with its performance payment (or bonus) dependent on Party B’s actual contributions.
(II) Article-based salary. Party B’s fixed workload is _______, the unit price per article ____.
(III) Party B’s salary is subject to the salary distribution system lawfully designed by Party A. The compensation for Party B during the internship is ______.

Article 12
Party A shall pay Party B the salary in cash or via transferring account prior to the twentieth day of each month. In case of any holidays, vocations or weekends, Party A shall precede the payment in the nearest working days. Party A shall record Party B’s receiving date, amount of salary, working hours, signature and other information, in written form; and shall give Party B the salary list.

Article 13
If Party A arranges Party B to work extra time or on weekends or legitimate holidays, Party A shall compensate Party B with the premium payment or extra rest days as regulated by state laws.

Article 14
If Party B provides labor services in normal understanding, the compensation to Party B from Party A shall not be lower than the minimum payment standards.

Article 15
In the midst of Party B’s receiving medical care, Party A shall pay the sick-leave based salary as required by the corporate bylaws, but the amount shall exceed 80% of minimum payment.

Part VI Social Insurance and Employees’ Benefits
Article 16
Parties hereto shall be covered with social insurance as per laws and regulations, paying miscellaneous social insurance fees in full amount and due time. Insurance premium shall be paid with the first means listed below, of which the proportion borne by Party B shall be withheld and remitted by Party A.
(I) Coverage of pension, medical care, unemployment, work-related injury and maternity.
(II) Coverage of medical care, work-related injury and ________________.

Article 17
Throughout the contract term, parties hereto shall perform and execute the terms and stipulations related to vocations, injuries, sickness, work-induced diseases/injuries, maternity, death, limitation and treatment of the period of medical care, maternity and lactation, subject to relevant laws and regulations.

Article 18
Party A shall provide the following employees’ benefits to Party B, including: ____________

Part VII Working Protection, Conditions and Work Hazard
Article 19
Party A shall establish an integrated system encompassing safety rules on technical operation, work specifications, hygiene and sanitation, and work hazard prevention. In addition, Party A shall provide trainings necessary to Party B. For Party B, various rules, regulations and safety requirements on technical operations shall be strictly abided.

Article 20
Party A shall provide Party B sanitary environment and indispensable working outfits as required by state rules. If Party B’s job involves hazard elements, Party A shall arrange physical examination for Party B on a regular basis.

Article 21
Party A shall notify and provide safety education to Party B if there is any occupational hazard in connection with the position, in an effort to prevent incidents and reduce such hazards.

Article 22
If (a) Party A issues directions against rules, or (b) forces Party B to take risky work or (c) the designated work may threaten the safety of Party B, Party B shall be entitled to reject. To any life-threatening or negative working conditions, Party B shall have the right to criticize, denounce or prosecute against Party A.

Part VIII Performance and Change of Contract
Article 23
Parties hereto agree to fully perform their obligations and liabilities as per the Agreement, laws and regulations.

Article 24
Any changes in Party A’s name, legal representative, incumbent or investors shall not impact the execution of this Contract herein.

Article 25
If Party A takes any activities of merger, acquisition or divestiture, the Contract herein still remain full force and the successor to Party A shall assume all the relevant rights and liabilities to perform the Contract herein.

Article 26
It’s mutually agreed that terms and stipulations herein may be changed and decided in written form.

Part IX Termination
Article 27
Party A and Party B mutually agree that the Contract herein may be terminated.

Article 28
Party B shall inform Party A in written form thirty (30) days in advance, if Party B may terminate the Contract. If Party B still serves as intern, Party B shall notify Party A three (3) days prior to the termination of the Contract.

Article 29
Party B may terminate the Contract if
(I) Party A fails to provide the agreed protection or working conditions;
(II) Party A fails to provide remuneration in full amount;
(III) Party A fails to cover Party B’s social insurance;
(IV) Party A violates laws and regulations thus hampering Party B’s right and interest;
(V) The Article XXVI Para. I specified herein leads the Contract null and void;
(VI) Laws and regulations that permit Party B to revoke the Contract; or
(VII) If (1) Party A coerces, threatens Party B, (2) illicitly restricts Party B’s freedom to force
Party B to work, or (3) violates rules to risk Party B’s life to dangerous work, Party B may terminate the Contract immediately without the necessity to inform Party A in advance.

Article 30
Party A may revoke the Contract herein anytime if Party B
(I) is approved unqualified during the internship;
(II) significantly violates rules and bylaws of Party A;
(III) neglects its duties or corrupts that greatly harms Party A;
(IV) establishes contractual employment connection with other employers at the same time, thus (1) causing significant impact on Party A’s operation; or (2) refusing to make any change in this aspect;
(V) swindles, threatens Party A or takes advantages of Party A to enter or change this Contract against Party A’s true willfulness;
(VI) is prosecuted for criminal issues.

Article 31
Party A may (1) inform Party B in written form thirty (30) days in advance or (2) pay one month extra salary to terminate the Contract, if Party B:
(I) suffers from illness or injury due to non-work reason, thus unable neither to resume its original work upon completion of medical care, nor to engage in other work designated by Party A;

(II) is incapable of accomplishing the work even after receiving trainings or position rotation; or
(III) The objective foundation of Contract is materially altered, thus becoming unpractical to execute the Contract; and parties hereto still fail to agree on the change(s) of Contract upon negotiation.

Article 32
If Party A desires downsize, the activity shall be developed in accordance with Labor Contract Law. Party A shall not hamper Party B’s legitimate right and interest.

Article 33
The Contract herein is terminated if:
(I) The Contract is matured;
(II) Party B lawfully begins to enjoy basic pension return;
(III) Party B is deceased or declared death or disappearance by People’s court;
(IV) Party A is ruled insolvent by the laws;
(V) Party A’s business license is revoked, or Party A is requested to shut down, withdraw or dismiss the corporate;
(VI) Laws, regulations and administrations require.

Article 34
Party A shall issue Party B the certificate of terminating or revoking the Contract at the time of terminating or revoking the Contract. Party A shall help process administrative procedures (Party B’s documents and social insurance) within fifteen (15) days upon the termination, while Party B shall hand over the work as per requirements. If Party A need pay Party B any compensation, the payment shall be realized at the time of work handover. For Party A, any revoked or terminated contracts shall be documented for reports for at least two years.

Part X Compensation and Indemnity
Article 35
According to the Article 27 herein, Party A shall indemnify Party B in accordance with Article 46, Labor Contract Law if (1) Party A suggests terminating the Contract; and (2) the Contract is terminated subject to Article 29 and Article 31 – 33.

Article 36
Compensation shall be calculated on basis of Party B’s working duration in Party A’s company, which one month salary is compensated for each year Party B works in Party A’s company. If Party B works beyond six (6) months but below one (1) year, working duration is considered as one year; if Party B works less than six (6) months, working duration is counted as six months to indemnify Party B with salary for half a year. The salary base is the average payment received for twelve (12) months prior to Party B’s terminating or revoking the Contract.

Article 37
If Party B is paid three (3) times higher than the average salary for the first half year issued by municipal government in which city Party B is located, Party A shall indemnify Party B three times the average salary for annual payment not exceeding for twelve (12) years.

Article 38
If Party A violates laws to terminate or revoke the Contract but Party B requires the execution, Party A shall execute the Contract as well. But if Party B stops to perform or the Contract is unpractical to be performed, Party A shall indemnify the Party B twice the amount of regulated severance payment. If Party B violates laws to terminate the Contract thus causing Party A’s losses, Party B shall bear to cover the damages.

Part XI Miscellaneous
Article 39
If Party A provides special fund to Party B for professional training, parties hereto may enter the special agreement specifying the length of service. If Party B breaches any terms and provisions during the service, Party B shall pay the damages as agreed.

Article 40
Party B shall have the confidentiality obligation. Parties hereto may enter special agreement to settle on terms related to competition restriction. In case of breaching the anti-competition restriction, Party B shall pay the penalty as agreed and Party A’s damages if there is any.

Article 41
Exhibitions to the Contract are listed as follows:
(1) Engagement Agreement
(2) Intentionally Omitted
(3) Confidentiality Agreement
(4) Intentionally Omitted

Article 42 Other issues agreed by parties hereto:

________________________________________________________________________

Article 43
If any dispute arises from the Contract performance by either Party A or Party B, parties hereto shall solve the issues friendly, or submit the case to arbitration or court for ruling.

Article 44
For any unsettled matters herein, rules and regulations at state/provincial/municipal level shall govern.

Article 45
The Contract shall enter into full force sine the date of both parties’ signatures and seals. The Contract is made in duplicates, one for each.

Party A (Seal)__________________	Party B (Signature) ___________________
Legal Representative, Incumbent
Or Agent (Signature)

Date:

________________________________________________________________________

Parties hereto shall voluntarily apply for attestation in relation to the Contract. Such application shall be submitted within thirty (30) days upon the effective date of the Contract.

Attestation Organization (Seal)	Date:

Exhibit (1)
Engagement Agreement

Is made and entered by and between

Party A: Dalian Tongda Equipment Technology Development Co., Ltd. whose
Principal Address is Youjiacun, Street Xinzhaizi, Ganjingzi District, Dalian, PRC
Mail Address: Youjiacun, Street Xinzhaizi, Ganjingzi District, Dalian, PRC; and Post Code: 116033

And

Party B:
Identity No.
Gender:
Nature of Household Registration: Non-Agriculture
Home Address:

In accordance with terms and provisions under the Labor Contract signed by Party A and Party B, and for the purpose of securing two parties’ legal rights and interests endowed by the position and of motivating Party B in aspects of creativity, two parties hereto mutually agree as follows:

Article I Position
1.	Party A shall retain Party B as ______________
Where duties of Party B majorly cover (please refer to Party A’s Articles of Association or attachment thereafter):
(a)	Electricity design and related activities;
(b)	Products manufacturing and adjustment;
(c)	Pre-staged research on and preparation of company’s strategic development
(d)	R&D on technologies and products.
2.
Party B shall dutifully perform agreed responsibilities herein and accomplish contractual work in a manner of high efficiency, quality and quantity. Party B shall not take part-time job in other entity without accessing Party A’s consent.

3.
Party A may, during Party B’s engagement, may adjust the position and remuneration of Party B, thereby reflecting company development as well as Party B’s personal skills. In this case, Party B shall obey Party A’s decision.

Article II Position Adjustment
1.
In the light of Party B’s working performance, Party A may adjust Party B’s position upon notice provided that Party B enters the Engagement Agreement (hereinafter as the “Agreement”) with Party A for the first time and a period of internship is required in the contract.

2.
If Party A relocates Party B’s position in order to fulfill its working/production needs, and the adjustment will be executed on basis of Party B’s expertise, interest, capability and performance, two parties hereto shall negotiate the matter on friendly basis. But there are exceptions that

(a)	If position adjustment is needed due to operational requirements, changeable industrial, production or organizational structure, and other occasions,
(b)	If Party A designate Party B to assume other position temporarily for operational needs,
(c)	If Party B is ineligible in aspects of skills and physical health and thus fails to fulfill the required targets of production quality or quantity,
Party B shall accept the relocated position.
3.	If there is any change in Party B’s position and the change is agreed by parties hereto, the Agreement shall be amended accordingly.

Article III Term of Engagement
1.	The Agreement enters in full force as of ________________ to __________________.
2.
The Agreement shall be terminated forthwith in the event of Party B’s engagement expired. Both parties may renew the Agreement if they intend to. However, the term of engagement longer than term under the Labor Contract is (a) effective provided that Party B enters a new Labor Contract with Party A or both parties agree to amend the Labor Contract; or (b) otherwise ineffective and the Agreement is terminated at the same time when the Labor Contract ends.

3.	Where the Labor Contract is terminated, the Agreement herein is revoked accordingly.
4.	If parties hereto agree to renew the Labor Contract and such renewal casts no influences on execution of Agreement, the Agreement shall continue to be performed.
5.	If there is any change under the Labor Contract and such change has impact on the execution of Agreement, the Agreement herein shall be renewed.
6.	Party A may renew the Agreement in light of its production and Party B’s performance upon Party B’s full term of engagement.

Article IV Rights and Liabilities
1.	Party A’s Rights and Liabilities
Party A shall
(a)	provide detailed job description for Party B to abide by;

(b)	offer necessary training and guidelines for the position Party B takes;
(c)	execute daily education, management, performance assessment and position adjustment; and
(d)	pay Party B the remuneration on basis of Party B’s job type and performance.
2.	Party B’s Rights and Liabilities
(a)	Party B shall dutifully perform his liabilities and requirements under the Labor Contract and the Agreement;
(b)	Where the Agreement is terminated or the position is changed, Party B shall be cooperative for job replacement.

Article V Remuneration and Benefits
1.	In accordance with the Labor Contract entered by Party A and Party B Party B shall, before the 10th day each month, enjoy
(a) monthly pre-tax payment ________RMB during the internship (including the amount of statutory insurance premium paid by individuals);
(b) monthly pre-tax payment ____ RMB after accomplishing the internship (including the amount of statutory insurance premium paid by individuals)
(c) overtime allowance, paid vocation and casual leave subject to Party A’s corporate rules and regulations on salary level.
(d) performance-based salary, salary increment/decrease, bonus and other benefits non-enforced law, all calculated on basis of (i) Party B’s performance, work result and actual contributions, (ii) Party A’s internal distribution policy and performance assessment scheme.
2.
In accordance with the Labor Contract entered by Party A and Party B, Party A shall lawfully pay a certain portion of social insurance, medical care insurance, injury insurance, and house-buying allowance for Party B, while the remaining portion which shall be paid by Party B will be withheld by Party A from Party B’s salaries.

Article VI Labor Protection and Working Conditions
Party A shall provide secured and risk-free working environment to Party B as required by rules and regulations of state and Dalian competent authorities. As regarding to certain position risking human health, Party A shall honestly and unequivocally inform Party B and give him safety-related education in that topic. Such effort aims to eliminate any chance of incurring incidents and work hazard. In the meantime, Party B shall be liable to strictly abide by safe requirements throughout work. If there are any activities of violations on safe requirements, operation and guidelines, or Party B insists on conducting hazard or risky work, Party A shall be entitled to revoke the Agreement herein.

Article VII Disciplines, Confidential Requirements and Others
1.	Party B shall, throughout, lawfully comply with state rules and regulations, Party A’s Articles of Associations, regulations, discipline requirements, and job descriptions.
2.
Party B shall be liable to secure Party A’s business secretes, confidential content under Party A’s Articles of Associations, regulations and rules, technology patent and technical materials, and shall not disclose or transfer any of the above-mentioned information to any third party. When the Agreement is terminated or revoked, Party B shall return all confidential and related data/materials to Party A for record.

3.
In case that Party B is acknowledged with Party A’s technical secretes and intends to eliminate the Agreement, Party B shall give Party A notice six months prior to the Agreement termination, and during which time, Party A shall have the right to designate Party B to other positions free from Company’s secretes.

4.
Party B shall continue his liabilities of securing the foresaid secretes after leaving the Company. Party B shall bear legal action of infringement if he illegally uses Party A’s technical results and materials, or harms Party A’s technical rights and interests.

5.	Other Covenants: Any specified confidential-related requirements shall be referred to the attached Confidential Agreement which shall prevail.

Article VIII Cancellation of the Agreement due to Negligence
Party A may terminate the Labor Contract forthwith if Party B
1.	Fails to prove his eligibility to the position at the end of internship.
2.	Materially violates regulations, rules or disciplines Party A has been enforcing.
3.	Is absent from work for over two(2) days in succession, or for over five(5) days annually.
4.	Fails to return from business or oversea trips after ten(10) days as of the due date.
5.	Materially neglects his duties or malpractices thus causing Party A’s direct loss over 1500RMB at a time or 5000RMB annually.
6.	Has unjustified conducts, among other things, including malpractices, corruption, reception of kickbacks, pilferage.
7.	Takes properties from Party A, Clients or any other third party without any justified reasons.
8.	Violates the Article II 1~2 herein and decline the work Party A designates him to do and fails to give justified reasons within three(3) days upon receiving the designation notice.
9.	Forges falsified individual information or conceals other facts without providing a written declaration, thus intending to obtain the position herein.
10.	Provides fake materials, data or information throughout work;
11.	Violates conventional norms which are redeemed as a material breach of Party A’s disciplines by Party A’s management.
12.	Is detained or receives punitive education or forced rehabilitation by competent authorities.
13.	Receives reeducation by legal authorities or criminal responsibilities.

Article IX Cancellation of the Agreement due to Other Reasons
Party A may terminate the Agreement thirty (30) days before, with a written notice to Party B, provided that
1.	Party B is incapable for the position upon training or replacement;
2.	Material changes occur to objective foundations of the Agreement herein, thus causing unpractical execution of the Agreement and two parties hereto fail to agree on the changed Engagement Agreement.
3.	Party B fails the annual performance assessment.

Article X Party B’s Rights of Terminating the Agreement
Unless rules and regulations of State or Dalian Municipal competent authorities otherwise specify, Party B may cancel the Agreement if he
1.	is in his internship.
2.	may give evidence that Party A applies violence, menace or other means that confines Party B’s liberty, in order to force Party B to work.
3.	may prove that he fails to obtain salaries thanks to Party A or Party A fails to provide working environment set out herein.
4.	submits his resignation application to Party A thirty (30) days in advance and obtain Party A’s approval as well.

Article XI The Agreement may be terminated upon Party A and Party B’s mutual agreement.

Article XII The Agreement may be canceled if:
1.	The agreed term of engagement is expired.
2.	Party A is forced to relinquish or dismiss its operation.
3.	Party B retires, died, or claims to be dead or missing.
4.	Party B commences to enjoy basic social insurance benefits.

Article XIII Damages to Improper Cancellation of the Agreement
If Party B violates Article X-4 herein that fails to give written notice to Party A thirty(30) days in advance, Party B shall bear liabilities of compensating Party A with one-month salary and other losses incurred to Party A.

Article XIV Miscellaneous
1.	The Agreement shall enter into full force since the date of two parties’ signatures and seals. The Agreement is made in duplicates, one for each with same legal force.
2.
If Party B receives Party A’s training, education or other particular benefits, two parties hereto shall agree on service term and relative punitive damages if any breaches the agreed terms and provisions.

3.	If there is any discrepancy between provisions of Agreement and state laws, regulations and policies, the later shall prevail.
4.
For any unsettled matters herein, rules, regulations and policies shall prevail. In case that the unsettled matter is not covered in regulations, rules and policies, parties hereto shall solve over negotiations.

5.	If any dispute arises from performing the Agreement by either Party A or Party B, parties hereto shall solve the issues friendly, or submit the case to arbitration or court for ruling.
6.
Party B shall confirm addresses and telephone numbers thereafter as service address or contact for delivering any Labor Contact related documents. If there is any change to foresaid information, Party B shall inform Party A within five(5) days upon occurrence of such changes. Where Party B fails to notice Party A about changed contact information, or Party B is unable to be connected, Party B shall entrust the Emergency Contact as Party B’s trustee as representative of receiving/signing documents and engaging in mediation and reconciliation.

Address:_______________________________________________________________________
Contact: _______________________________________________________________________

Article XV Other Agreed Content:
(1) None

Party A: (Signature)	Party B: (Signature)

Legal Representative: (Signature)

Date:	Date: 9

Exhibit (3)

Confidential Agreement

Is entered and made between

Party A: Dalian Tongda Equipment Technology Development Co., Ltd.

And

Party B:
ID:

Parties hereto, on basis of equality, willfulness and friendly negotiation, enter the Confidential Agreement (hereinafter as “Agreement”) and agree as follows:

Article 1 Business Secretes
Business secretes specified under the Agreement include but not limited to secretes in connection with technologies, operations and management. Wherein,
●
technical secretes cover a range of technical proposal, ingredients, work flow, tech-index, computer software, internet information, information system, data base, technology reports, detection report, drawings, samples, processes, documents, correspondences and others;

●
operational secretes include but not limited to all the documents, contracts, listing plan, engineering design, circuit design, client list, marketing/distribution plan, sales data, different prices in different markets, purchase price, pricing policy, financial files, financial data, suppliers, legal affairs, human resources and others.

Article 2 Rules and Regulations
Party B shall work subject to Party A’s confidentiality rules and regulations, and perform his relevant confidentiality-based liabilities.
If there is any unspecified or equivocal terms or provisions under Party’s rules and regulations, Party B shall employ necessary, reasonable and duly prudence to secure (a) any Party A’s business secretes Party B know or are allowed to hold, and (b) any third party’s business secretes Party A agrees to keep.

Article 3 Liabilities
Party B shall not disclose, disseminate, publish, impart, transfer, trade or use any other forms to expose the business secretes held by Party A or by any third party but Party A agrees to keep, to any third party including Party A’s employees who are not entitled for such information. Party B shall not apply such secretes beyond his work scope.

Article 4 Term of Confidentiality
Parties hereto agree that Party B’s confidentiality liability commences as of the date Party A employs proper measures to secure Article 1 subjects and gives notice to Party B, till the date Party A discloses such business secretes to public.
Whatever causing Party B’s resignation from the position, Party B shall after the date of resignation (including the date of resignation), continue to keep any known business secretes held by Party A or by any third party but Party A agrees to keep confidential. Party B shall bear the same confidentiality liability even after his resignation. Party B is acknowledged that Party A and its associate company calculate his salary with reference to Party B’s post-resignation liability, hence Party A needs no additional payment to Party B after his resignation.

Article 5 Carriers
Any carriers in forms of, among other things, documents, materials, diagraphs, notes, reports, correspondences, fax, cassettes, discs, CDs and others, recorded with Party A’s confidential information and possessed or safeguarded by Party B for work purposes, shall be entitled to Party A, no matter whether such information is of commercial value.
Party B shall return any properties owned by Party A and any carrier recorded with Party A’s secrete information, at Part A’s request or at the time of his resignation. Party B shall not keep such carriers or copies for his own use or transfer to other entities and individuals.

Article 6 Term of Service
For the purpose of the Agreement, term of service means the period as of Party A paying Party B salaries to the date that Party A stops such payment or Party B stops receiving such payment.
Casual leave means that any behaviors that Party B unequivocally expresses to relinquish the contractual relation with Party A and put such expression into execution, including normal and abnormal leaves such as resignation and discharge.

Article 7 Right Infringement
Party A and Party B mutually agree that:
1.
Party B, in case of breaching the Agreement, shall bear damages for all the direct or indirect losses, profit loss, social benefit damages, claims and expenses of executing such claims arising thereof, including but not limited to direct loss, prospect interest, research fees and legal cost.

2.
If Party B fails to perform his confidentiality liabilities under the Agreement, he shall assume liabilities of breach and receive Party A’s punishments in various forms of fines, salary cuts and discharge. In case that Party B is dismissed due to violation of the Agreement, Party B shall compensate Party A damages 300,000RMB(Say Three Hundred Thousand RMB)

3.	Calculations of Foresaid Damages:
(1)	The size of damages equals Party A’s actual economic loss arising from Party B’s violation;
(2)
If it’s unpractical to calculate amount of Party A’s actual economic loss, damages shall be all the profits generated from Party B’s violation, or no lower than reasonable amount of Party A’s business secrete royalties.

(3)	Any justified fees arising from investigating Party B’s Agreement fault shall be included into damages.
4.
If Party B’s behaviors violate Party A’s business secrete rights, Party A may choose to (a) require Party B bearing liabilities subject to the Agreement herein or (b) resort to legal authorities following state laws and regulations.

5.
Party B’s violation of each and any term and provision herein shall be deemed as materially breaching Party A’s labor disciplines, rules and regulations. In such case, Party A shall have the right of relinquish contractual relation with Party A without prior notice.

Article 8 Miscellaneous
1.	Party B confirms his full knowledge of each and every provision under the Agreement, and that he must perform the liabilities specified herein as the moment of signing the Agreement.
2.	Any disputes arising from performing the Agreement shall be settled friendly between two parties. If such effort fails, parties hereto shall be entitled to bring legal proceedings in local court.
3.	If there is any conflict between the Agreement and other oral/written contracts signed by two parties, the Agreement shall prevail. Any amendment to the Agreement shall be developed in written form.

Article 9 Effect of the Agreement
1.	The Agreement enters into full force as of the date of two parties’ signatures and seals.
2.	The Agreement is made in duplicates, one for each.

Party A: Dalian Tongda Equipment Technology Development Co., Ltd.
Date:

Party B:
Date: